UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
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Preliminary Proxy Statement

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Definitive Proxy Statement

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Soliciting Material Pursuant to §240.14a-12

SCOPUS BIOPHARMA INC.

(Name of Registrant as Specified In Its Charter)
DR. MORRIS C. LASTER
CHEN LASTER
GABRIELLA LASTER
SARA LASTER
MORDECHAI SAAR HACHAM
JOSHUA LEVINE

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DR. MORRIS C. LASTER
CHEN LASTER
GABRIELLA LASTER
SARA LASTER
October 12, 2021
Dear Fellow Scopus BioPharma Inc. Stockholder:
On October 8, 2021, Scopus BioPharma Inc. (“Scopus” or the “Company”) convened and immediately adjourned to a later date its 2021 Annual Meeting of Stockholders (the “Annual Meeting”) without any business being conducted pursuant to a Stipulation and Court Order approved by the Delaware Court of Chancery between Scopus and Dr. Morris C. Laster. On the same date, Scopus issued a press release falsely claiming that Dr. Laster violated a requirement of the Stipulation and Court Order for Dr. Laster to cause all shares of Scopus common stock held by him to be present in person or by proxy at the Annual Meeting and any adjournments thereof exclusively for the purposes of establishing a quorum at the meeting.
Dr. Morris C. Laster, Chen Laster, Gabriella Laster and Sara Laster (collectively, the “Stockholder Group,” “we” or “us”) write to you today to shed light on the reasons Dr. Laster was not able to attend the October 8, 2021 Annual Meeting.
Scopus complains that Dr. Laster was not present “in person” for the Annual Meeting at 1:00 pm Eastern time on October 8, 2021, a Friday. As Scopus well knows, Dr. Laster resides in Israel, is observant, and would not be able to attend a meeting in person after sundown on the Sabbath. Despite this knowledge, Scopus announced on October 8, 2021 that the Annual Meeting will be adjourned to 1:00 pm Eastern time on November 5, 2021, which again is a Friday.
Scopus complains that Dr. Laster did not cause all shares of Scopus stock held by him to be present by proxy at the October 8, 2021 meeting. However, it is Scopus’s conduct that has made Dr. Laster’s compliance impossible. Specifically, at no time prior to or during the October 8, 2021 meeting, did Scopus identify the shares of Scopus common stock held of record by Dr. Laster. Scopus had not provided a list of the Company’s registered stockholders, to confirm Dr. Laster as a record holder, and had not identified the number of shares over which Dr. Laster has voting power. Indeed, for several weeks, Dr. Laster’s counsel has been requesting that Scopus’s counsel provide the record holder list, in the absence of which, Dr. Laster could not complete or submit a proxy or begin soliciting proxies from other stockholders. In addition, Dr. Laster received proxy materials including the white proxy card from Scopus only on October 10, 2021, two days after the October 8, 2021 meeting. This, despite the fact that Scopus had filed its definitive proxy materials and announced that it had started mailing such materials and the proxy card to Scopus stockholders as early as September 16, 2021. Why did Dr. Laster and his daughters receive their materials on October 10, 2021?
Scopus’s conduct therefore made it impossible for Dr. Laster to confirm his status as a record holder and to “cause all shares of Scopus common stock held by” him to be present by proxy at the October 8, 2021 meeting. In simple terms: How could Dr. Laster cause all of his shares to be present by proxy when Scopus would not tell him at or prior to the Annual Meeting how many shares he has? How can Scopus complain in good faith on the one hand, that Dr. Laster violated the Stipulation and Court Order for failing to cause his shares to be present in person or by proxy at the scheduled October 8, 2021 meeting, while in the same breath, Scopus itself engages in actions that restrict, impede and prevent Dr. Laster to cause his shares to be present in person or by proxy and to comply with the Stipulation and Court Order?
The Stockholder Group has made a definitive filing with the Securities and Exchange Commission of its proxy statement dated October 6, 2021 and its accompanying BLUE proxy card. The Stockholder group encourages all stockholders who own their shares as of the close of business on August 16, 2021 who have not yet voted to do so as soon as possible. Stockholders who have any questions or require any assistance completing a proxy or voting instruction form or who do not have the required materials, may contact the Stockholder Group’s proxy solicitor Georgeson LLC, 1290 Avenue of the Americas, 9th Floor, New York, New York 10104, by calling (866) 695-6078 (Toll Free).

Thank you for your support.
Sincerely,
/s/ Dr. Morris C. Laster

Dr. Morris C. Laster
/s/ Chen Laster

Chen Laster
/s/ Gabriella Laster

Gabriella Laster
/s/ Sara Laster

Sara Laster